UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012 (June 1, 2012)

Capitol Bancorp Ltd.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)
Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Tax Attribute Preservation Provision

                    In an effort to further implement a resolution of Capitol Bancorp Ltd.’s (“Capitol” or the “Corporation”) Executive Committee of the Board of Directors adopted on July 19, 2011 in connection with the adoption of the Corporation’s Tax Benefit Preservation Plan and the implementation of other measures protective of certain of the Corporation’s tax attributes, on June 6, 2012, the Board of Directors ratified an amendment to the Corporation’s Amended and Restated Bylaws, which amendment imposes certain restrictions on the transfer of Capitol’s common stock in order to protect certain tax attributes of the Corporation.

                     During the Restriction Period (as defined below), unless approved by the Board in accordance with the procedures set forth in the Bylaw provision, any attempted transfer of the Corporation’s Common Stock shall be prohibited and void ab initio to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall become a “five-percent shareholder” of the Corporation (as defined in Treasury Regulation Section 1.382-2T(g)) or (ii) the ownership interest in the Corporation of any five-percent shareholder shall be increased.

               The period during which the transfer restrictions described above (the “Restriction Period”) apply will commence on June 6, 2012 and will generally remain in effect, absent the repeal of certain provisions of the Internal Revenue Code, until the earlier of (a) 45 days after the second anniversary of June 6, 2012, and (b) the date that the Board determines that (1) an “ownership change”, as defined under the Internal Revenue Code, would not result in a substantial limitation on the ability of Capitol to use otherwise available tax attributes, or (2) no significant value attributable to such tax attributes would be preserved by continuing the transfer restrictions.

Item 8.01	Other Events.

On June 1, 2012, Capitol effected a reorganization of several of its affiliate banks through a contribution agreement (the “Contribution Agreement”) effective as of June 1, 2012 by and among Capitol, Michigan Commerce Bancorp Limited, a Michigan corporation and wholly owned subsidiary of the Corporation (“MCBL”) and other subsidiaries of the Corporation (the “Subsidiaries”).  Pursuant to the Contribution Agreement, the Corporation and the Subsidiaries contributed (i) all of the equity interests in each of Bank of Las Vegas (“BOLV”), Sunrise Bank of Albuquerque (“SBAQ”) and Indiana Community Bank (“ICB”) and (ii) over 99% of the equity interests in Sunrise Bank of Arizona (together with BOLV, SBAQ, and ICB, the “Subsidiary Banks”) to MCBL in exchange for additional shares of MCBL.  Capitol will retain its other banking subsidiaries, and the Subsidiary Banks do not represent substantially all of its assets.  Prior to the transactions effected by the Contribution Agreement (the “Contribution”), the sole asset of MCBL was the common stock of Michigan Commerce Bank.  The reason for the Contribution is to create a more attractive structure for MCBL for capital raising purposes.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

3.1	First Amendment to the Amended and Restated Bylaws of Capitol Bancorp Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated: June 7, 2012                                                                                                       Capitol Bancorp Ltd.

By:  /s/ Cristin K. Reid
Name:  Cristin K. Reid
Title:  Corporate President

EXHIBIT INDEX

Exhibit
Number                      Description

3.1	First Amendment to the Amended and Restated Bylaws of Capitol Bancorp Ltd.